UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Milestone Scientific Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Milestone Scientific Inc.
Notice of Annual Meeting of Stockholders
To be held on May 26, 2010
To the Stockholders of Milestone Scientific Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Milestone Scientific Inc. (“Milestone” or the “Company”) will be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on May 26, 2010 at 9:00 A.M. Eastern Time for the purpose of considering and acting upon the following:
1. Election of four (4) directors;
2. Advisory approval of Holtz Rubenstein Reminick LLP as Milestone’s independent auditors for the current year; and,
3. Any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.
The Board of Directors (the “Board”) has fixed the close of business on March 26, 2010 as the Record Date for determining the stockholders having the right to notice of and to vote at the meeting (the “Record Date”).

By order of the Board of Directors

Leslie Bernhard Chairman of the Board
Piscataway, New Jersey
April 15, 2010
IMPORTANT: Every stockholder, whether or not he or she expects to attend the Annual Meeting in person, is urged to execute the proxy and return it promptly in the enclosed business reply envelope. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option. We would appreciate your giving this matter your prompt attention.

MILESTONE SCIENTIFIC INC.
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 26, 2010
Proxies in the form enclosed with this statement are solicited by the Board of Milestone Scientific Inc. (the “Company” of “Milestone”) to be used at the Annual Meeting of Stockholders and any adjournments thereof, to be held at Brown, Rudnick, Berlack and Israels, 7 Times Square, New York, New York on May 26, 2010 at 9:00 A.M. Eastern Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement (the “Annual Meeting”). The Board knows of no other business which will come before the meeting. This Proxy Statement and the accompanying proxy will be mailed to stockholders on April 16, 2010.
THE VOTING AND VOTE REQUIRED
Record Date and Quorum
Only stockholders of record at the close of business on March 26, 2010 (the “Record Date”) are entitled to notice of and vote at the Annual Meeting. On the Record Date, there were 14,811,806 outstanding shares of common stock, par value $.001 per share. At the Annual Meeting, each share of common stock is entitled to one vote. In the aggregate, 14,811,806 votes may be cast at the Annual Meeting. Shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted as specified.
Voting of Proxies
The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the director nominees named in this Proxy Statement; (ii) for advisory approval of the appointment of Holtz Rubenstein Reminick LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2010; and (iii) in the proxyholders’ discretion, on any other business that may come before the meeting and any adjournments of the meeting.
All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company’s bylaws and Delaware law: (1) shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions will be treated as votes against that proposal and non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.
Voting Requirements
Directors are elected by a plurality of the votes cast at the meeting. The affirmative vote of a majority of votes cast for or against the matter by stockholders entitled to vote is required for the Advisory approval of the appointment of independent auditors.
Revocability of Proxy
A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering oral or written notice to the Corporate Secretary of Milestone at or prior to the Annual Meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the meeting. Attendance at the meeting in and of itself does not revoke a prior proxy.

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Expenses of Solicitation
Milestone will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Milestone telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.
DIRECTORS
The names, ages and titles of our directors, as of the Record Date, are as follows:

NAME	AGE	POSITION	DIRECTOR SINCE
Leslie Bernhard (2)(3)	66	Chairman of the Board	2003
Leonard A. Osser	62	Chief Executive Officer	1991
Pablo Felipe Serna Cardenas (1)(2)	34	Director	2006
Leonard M. Schiller(1)(2)(3)	68	Director	1997
Jeffrey Fuller(1)	64	Director	2003

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of Nominating Committee
Leslie Bernhard, Chairman of the Board
In October 2009, Leslie Bernhard assumed the position of Chairman of the Board, filing a position left vacant by Mr. Osser who assumed the position of Chief Executive Officer. Leslie Bernhard has served as an Independent Director of Milestone since May 2003 and was named Chairman of the Board in September of 2009. She co-founded AdStar, Inc. and since 1986 has served as its President, Chief Executive Officer and Executive Director. AdStar is an application service provider for the newspaper classified advertising industry. She serves on the Board of Directors of Universal Power Group (NYSE Amex:UPG), a Texas corporation and has done so since 2006. Ms. Bernhard’s professional experience and background with AdStar and with us have given her the expertise needed to serve as chairman of the Board.
Leonard Osser, Chief Executive Officer
In March of 2009, Mr. Osser assumed the position of Milestone’s Acting Chief Executive Officer. Mr. Osser in September 2009 resigned as Chairman of the Company and assumed the position of Chief Executive Officer. He served as the Company’s Chairman from 1991 until September of 2009, and from 1991 and 2007, was Chief Executive Officer of the Company. From 1980 until the consummation of Milestone’s public offering in November 1995, Mr. Osser was primarily engaged as the principal owner and Chief Executive Officer of U.S. Asian Consulting Group, Inc., a New Jersey-based provider of consulting services specializing in distressed or turnaround situations in both the public and private markets. Mr. Osser’s experience and background with us since 1991 have given him the knowledge, skills, expertise and diversity of experience to manage and direct our affairs and business as one of our directors.
Leonard M. Schiller, Director
Mr. Schiller has been a director of Milestone since April 1997. Mr. Schiller has been a partner in the Chicago law firm of Schiller, Klein & McElroy, P.C. since 1977. He has also been President of The Dearborn Group, a residential property management and real estate acquisition company since 1980. Mr. Schiller became a Director of the Gravitas Cayman Corporation in February 2010. Gravitas Cayman Corporation is an Investment Fund. Mr. Schiller’s professional experience and background as an attorney and a partner of a law firm and with us, as one of our directors since 1997, have given him the expertise needed to serve as one of our directors.

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Pablo Felipe Serna Cardenas, Director
Mr. Serna Cardenas has been a director of Milestone since June 2006. He is the founder of SPOT Investments, a European-based financial services firm. Previously, from 2001 to 2005, he was a director and Senior Manager at Dynamic Decisions Group Ltd, an equity research and valuation consulting firm. In that capacity, Mr. Serna Cardenas led the corporate finance team at Dynamic Decisions in investment banking and project valuation consulting. Prior to joining Dynamic Decisions, from 1999-2001, Mr. Serna Cardenas served as an associate with Real Options Group. Real Options Group is an international academic research center consulting to business entities. Before joining Real Options Group, Mr. Serna Cardenas was the general manager with Estudios, Consultorias y Asesorias Financieras, a Financial Consulting firm in Columbia. He has been a director of Pairstech Fund, a UK hedge Fund since 2008. Mr. Cardenas’ professional experience and background as an entrepreneur and as a financial consultant and with us, as one of our directors since 2006, have given him the expertise needed to serve as one of directors.
Jeffrey Fuller, Director
Mr. Fuller has been a director of Milestone since January 2003. Mr. Fuller has been president and owner of two municipal water supply systems, Hudson Valley Water Co. and Lake Lenape Water Co. since 1983 and in addition has been an executive recruiter since 1995. Early in his career, for a period of two years, he was an auditor with Arthur Andersen LLP, and thereafter, for four years, a senior internal auditor with the Dreyfus Corp. Mr. Fuller has been an adjunct professor since 2002-2004 at Berkeley College, NY, teaching several courses including Accounting. Mr. Fuller has not been involved in any legal proceedings and has not been a director of any other business entity in the past 10 years.
ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
The Board currently has five members. The Board has nominated four individuals for election to the Board at the Annual Meeting. Four (4) directors are to be elected at the Annual Meeting, each for a term of one year and until the next Annual Meeting of stockholders and until their successors are duly elected and qualified.
It is intended that votes pursuant to the enclosed proxy will be cast for the election of the four nominees named below. In the event that any such nominee should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person, if any, as shall be designated by the Board. Management has no reason to believe these nominees will not be available for election.
The following table sets forth the names and ages of each nominee, the principal occupation of each during the past five years and the period during which each has served as a director of Milestone. Information as to the stock ownership of each nominee is set forth under “Security Ownership of Certain Beneficial Owners and Management.” All of the nominees to the Board have been approved, recommended and nominated for re-election to the Board by Milestone’s Nominating Committee and by the Board.

			DIRECTOR
NAME	AGE	POSITION	SINCE

Leslie Bernhard	66	Chairman of the Board	2003
Leonard A. Osser	62	Chief Executive Officer and Director	1991
Pablo Felipe Serna Cardenas	34	Director	2006
Leonard M. Schiller	68	Director	1997
Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR the election of directors.

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Committees of the Board of Directors
Milestone’s Board has standing audit, compensation and nominating committees.
Attendance at Committee and Board of Directors Meetings
In 2009, the Board held a total of ten meetings; the Audit Committee held a total of four meetings, the Compensation Committee held a total of five meetings; and the Nominating Committee did not meet. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the committees of the Board on which he or she served. All of our directors attended the 2009 Annual Meeting.
Compensation Committee
The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company, reviews general policy matters relating to compensation and benefits of employees of the Company, and administers the issuance of stock options to the Company’s officers, employees, directors and consultants. The Compensation Committee is comprised of Leonard M. Schiller, Leslie Bernhard and Pablo Felipe Serna Cardenas. A copy of the Compensation Committee Charter has been posted on our Web site at www.milestonescientific.com.
Audit Committee
The Audit Committee was established to meet with management and the Company’s independent accountants to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report. The Audit Committee is comprised of Jeffrey Fuller, Leonard M. Schiller and Pablo Cardenas, both of whom are independent as defined in the listing standards of the NYSE Amex and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board adopted a revised written charter for the Audit Committee in July, 2005 (the “Charter”). A copy of the Charter has been posted on our Web site at www.milestonescientific.com.
Audit Committee Financial Expert
The Board has determined that Mr. Cardenas is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of the listing standards of the NYSE Amex and Section 10A(m)(3) of the Exchange Act.
Nominating Committee
The Board formed a Nominating Committee in May 2004. The members of the Nominating Committee are Leonard M. Schiller and Leslie Bernhard.
The Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information: the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company; and, the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

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The stockholder recommendation and information described above must be sent to the Company’s Chief Financial Officer at 45 Knightsbridge Road, Piscataway, NJ 08854 and must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The Nominating Committee believes that the minimum qualifications for service as a director of the Company are that a nominee possess an ability, as demonstrated by recognized success in his or her field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company and an impeccable reputation of integrity and competence in his or her personal or professional activities. The Nominating Committee’s evaluation of potential candidates shall be consistent with the Board’s criteria for selecting new directors. Such criteria include an understanding of the Company’s business environment and the possession of such knowledge, skills, expertise and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company, including when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or satisfy any independence requirements imposed by law, regulation or listing requirements.
The Nominating Committee may also receive suggestions from current Board members, company executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee for such candidates. The Nominating Committee also, from time to time, may engage firms that specialize in identifying director candidates.
Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating Committee may consider all such information in light of information regarding any other candidates that the Nominating Committee might be evaluating for membership on the Board. In certain instances, Nominating Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
The Nominating Committee adopted a revised written charter in July 2005, which is available to security holders on Milestone’s website at www.milestonescientific.com.
Director Independence
The Board has determined that Leonard M. Schiller and Pablo Felipe Serna Cardenas (the “Independent Directors”) are independent as that term is defined in the listing standards of the NYSE Amex. As disclosed above, Leonard M. Schiller and Pablo Felipe Serna Cardenas are members of both of the Audit and Compensation Committees and are independent for such purposes.
In determining director independence, the Board considered the option awards to the Independent Directors for the year ended December 31, 2009, disclosed in “Director Compensation” above, and determined that such awards were compensation for services rendered to the Board and therefore did not impact their ability to continue to serve as Independent Directors.

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Stockholder Communication with the Board of Directors
The Board has established a process to receive communications from stockholders. Stockholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 45 Knightsbridge Road, Piscataway, NJ 08854. All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary of the Company for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Company’s Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table, together with the accompanying footnotes, sets forth information, as of the Record Date, regarding stock ownership of Milestone’s Executive Officers, Directors and all persons known by Milestone to own beneficially more than 5% of Milestone’s outstanding common stock.
Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to us by the respective stockholder.

	March 26, 2010
	Shares of Common Stock		Percentage
Names of Beneficial Owner (1)	Beneficially Owned (2)		of Ownership
Executive Officers and Directors
Leonard Osser	2,283,253	(3)	15.42%
Joseph D’Agostino	236,700	(4)	*
Leonard Schiller	118,228	(5)	*
Pablo Felipe Serna Cardenas	75,000	(6)	*
Leslie Bernhard	169,783	(7)	*
Jeffrey Fuller	95,000	(8)	*
All directors & executive officers as group (6 persons)	2,977,964		20.10%
K. Tucker Andersen	2,686,230	(9)	18.14%
Tom Cheng	752,852	(10)	5.08%

*	Less than 1%

(1)
The addresses of the persons named in this table are as follows: Leonard Osser and Joseph D’Agostino are at 45 Knightsbridge Road in Piscataway, New Jersey 08854; Leonard M. Schiller, c/o Schiller, Klein & McElroy, P.C., 33 North Dearborn Street, Suite 1030, Chicago, Illinois 60602; Pablo Felipe Serna Cardenas, Via Camillo Golgi 2 Opera, Italy 20090; Leslie Bernhard, c/o AdStar, Inc., 4553 Glencoe Avenue, Suite 325, Marina del Rey, California 90292; Jeffrey Fuller, Eagle Chase, Woodbury, NY 11797K. Tucker Anderson, c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, New York 10036.

(2)
A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from March 26, 2010 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from the filing of this report have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. All percentages are determined based on the number of all shares, including those underlying options exercisable within 60 days from the filing of this report held by the named individual, divided by 14,811,806 outstanding shares on March 26, 2010, plus those shares underlying options exercisable within 60 days from the filing of this report held by the named individual or the group.

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(3)
March 26, 2010 excludes 666,667 Performance Options reserved for a special bonus for obtaining a three year purchase order for the sale of 12,000 STA Systems and related handpieces over a four year period. These options were reserved but not granted until specific performance targets are achieved. The options will be issued upon achievement of the specific target on a yearly basis. Included in this total is 253,164 shares subject to option at $1.74, one third immediately exercisable and one third each year after the grant date. Also included in March 10, 2010, 676,676 Shares to Be Issued at the termination of his employment agreement.

(4)
Includes 29,231 shares held by Mr. D’Agostino at March 26, 2010. Additionally, this includes 15,823 Shares to Be Issued at the termination of his employment; 191,646 shares subject to options. 60,000 shares at $0.40, fully vested at October 2010, 100,000 options, one third exercisable one year after the grant date and one third each subsequent years as follows ; 100,000 shares at $1.15; and 31,646 at $1.58, one half immediately exercisable and one half each year after the grant date.

(5)
March 26, 2010, includes 105,000 stock options; one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 25,000 shares at $0.55 issued in June 2009; 20,000 share at $1.40 per share; 20,000 shares at $0.83 per share and 20,000 shares at $1.68 and 20,000 shares at $0.74. Also included is 13,228 shares held by Mr. Schiller.

(6)
March 26, 2010 includes 75,000 stock options; one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 25,000 shares at $0.55 issued in June 2009, 10,000 shares at $0.83 per share, 20,000 shares at $1.68 and 20,000 shares at $0.74.

(7)
March 26, 2010 includes 84,783 shares owned by Ms. Bernhard, 85,000 stock options; one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 20,000 shares at $1.40, 20,000 shares at $1.68 and 20,000 shares at $0.74 and 25,000 shares at $0.55.

(8)
March 10, 2010 includes 95,000 stock options; one half of each grant was exercisable immediately and the remaining one half exercisable one year after the grant date as follows: 20,000 shares at $1.40 per share, 10,000 shares at $0.83 and 20,000 shares at $1.68 per share and 20,000 at $0.74 and 25,000 shares at $0.55.

(9)	March 26, 2010 includes 175,000 stock options, 130,000 at $5.00 and 45,000 at $0.32.

(10)	March 26, 2010 includes 752,852 shares of stock. Mr. Cheng purchased 333,333 shares in August 2009 and 34,783 shares were issued for services provided in October 2009.
EXECUTIVE OFFICERS
The following table sets forth the names, ages and principal positions of the executive officers (except for Mr. Osser and Ms. Bernhard, each of whose business experience is discussed above) of the Company and two non-officer key employees as of the record date.

Name	Age	Title
EXECUTIVE OFFICERS
Leslie Bernhard	66	Chairman of the Board
Leonard A. Osser	62	Chief Executive Officer and Director
Joseph D’Agostino	58	Chief Financial Officer
KEY EMPLOYEES
Eugene Casagrande, D.D.S.	66	Director of Professional Relations
Mark Hochman, D.D.S.	52	Director of Clinical Affairs

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Joseph D’Agostino, Chief Financial Officer
Joining Milestone in January 2008 as Acting CFO, Joseph D’Agostino brings to Milestone a wealth of finance and accounting experience earned over 25 years serving both publicly and privately held companies. Following a nine month performance assessment by the Board of Directors, Mr. D’Agostino was officially named Milestone’s Chief Financial Officer in October 2008. A results-oriented and decisive leader, he has specific proven expertise in treasury and cash management, strategic planning, information technology, internal controls, Sarbanes-Oxley compliance, operations and financial and tax accounting. Immediately prior to joining Milestone, Mr. D’Agostino served as Senior Vice President and Treasurer of Summit Global Logistics, a publicly traded, full service international freight forwarder and customs broker with operations in the United States and China. Previous executive posts also included Executive Vice President and CFO of Haynes Security, Inc., a leading electronic and manned security solutions company serving government agencies and commercial enterprises; Executive Vice President of Finance and Administration for Casio, Inc., the U.S. subsidiary of Casio Computer Co., Ltd., a leading manufacturer of consumer electronics with subsidiaries throughout the world; and Manager of Accounting and Auditing for Main Hurdman’s National Office in New York City (merged into KPMG). Mr. D’Agostino is a Certified Public Accountant and holds memberships in the American Institute of CPA’s, New Jersey Society of CPA’s, Financial Executive Institute, Consumer Electronics Industry Association and Homeland Security Industry Association. He is a graduate of William Paterson University where he earned a Bachelor of Arts degree in Science.
Dr. Eugene Casagrande, Director of International & Professional Relations
Since 1998, Dr. Casagrande has served as Director of Professional Relations, charged with pursuing a broad range of clinical and industry-related strategic business opportunities for the Company. He has also lectured both nationally and internationally at over 35 dental schools and in over 22 countries on Computer-Controlled Local Anesthesia Delivery. Dr. Casagrande is past president of the California State Board of Dentistry and the Los Angeles Dental Society and is a Fellow of the American and International Colleges of Dentists and has served on the faculty of the University of Southern California, School of Dentistry.
Mark Hochman, D.D.S., Director of Clinical Affairs
Dr. Hochman has served as Director of Clinical Affairs and Director of Research and Development since 1999. He has a Doctorate of Dental Surgery with advanced training in the specialties of Periodontics and Orthodontics from New York University of Dentistry and has been practicing dentistry since 1984. He holds a faculty appointment as a clinical associate professor at NYU School of Dental Surgery. Recognized as a world authority on Advanced Drug Delivery Systems, Dr. Hochman has published numerous articles in this area, and shares in the responsibility for inventing much of the technology currently available from Milestone.

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COMPENSATION OF DIRECTORS AND OFFICERS AND RELATED MATTERS
Executive Compensation.
The following Summary Compensation Table sets forth all compensation earned, in all capacities, during the fiscal year ended December 31, 2009 by (i) Milestone’s, Chief Executive Officer and (ii) the two most highly compensated executive officers, other than the Chief Executive Officer who were serving as executive officers at the end of the 2009 fiscal year and whose salary as determined by Regulation S-K, Item 402, exceeded $100,000 (the individuals falling within categories (i) and (ii) are collectively referred to as the “Named Executive Officers”).
SUMMARY OF COMPENSATION TABLE

						Other		Option
NAME AND PRINCIPAL POSITION	YEAR	Salary		Bonuses		Compensation		Awards (2)		Total
Leonard A. Osser	2009	$300,000		$400,000	(1)	$23,691		$298,734		$1,022,425
Chief Executive Officer-effective 9-1-2009	2008	$200,000	(1)	—		$18,408	(1)	$—		$218,408

Joe W. Martin	2009	$—	(3)	$—		$—		$—		$—
Former Chief Executive Officer	2008	$300,000		$70,000		$3,696		$80,000	(2)	$453,696

Joseph D’Agostino	2009	$171,600		$25,000	(4)	$—		$135,975		$332,575
Chief Financial Officer	2008	$165,000		$28,000		$2,737				$195,737

(1)
Includes $200,000 and $100,000 in deferred compensation in 2009 and 2008, respectively, in accordance with his employment agreement to be paid in common stock and not paid until the termination of the agreement in 2014 (under new employment agreement) or thereafter, if further extended. Other compensation represents payments made for health insurance coverage.

(2)
The amounts in this column reflects the fair value of the options at date of grant. For details used in the assumption calculating the fair value of the option reward, see Note B to the Financial Statements for the year ended December 31, 2009, which is located on pages F-7 through F-11 of the Annual Report on Form 10-K. Compensation cost is generally recognized over the vesting period of the award. See the table below entitled “Outstanding Equity Awards at December 31, 2009.

(3)	Mr. Martin resigned from the Company effective March 31, 2009.

(4)	Includes $25,000 in deferred compensation in 2009, is accordance with agreement to be paid in common stock and not paid until the termination of his employment with the Company.
Employment Contracts
In March 2009, Mr. Osser assumed the position of Milestone’s Acting Chief Executive Officer. In September 2009, he stepped down as Chairman to fill the position of Chief Executive Officer. The Chief Executive Officer entered into a new employment agreement with the Company effective September 1, 2009. This new agreement suspends the previous agreement scheduled to terminate on December 31, 2012. The new agreement is for five years ending on August 31, 2014. The contract shall be extended for successive one-year periods, unless prior to August 1 of any year, either party notifies the other that he or it chooses not to extend the New Employment Term. As part of this agreement the Chairman relinquished the title and position of Chairman. Under the new agreement, the Chief Executive Officer will receive a base compensation of $300,000 per year. In addition, the CEO, may earn annual bonuses up to an aggregate of $400,000, payable one half in cash and one half in common stock, contingent upon achieving targets set for each year by the Compensation Committee of the Board of Directors of the Company.
In addition, if in any year of the term of the agreement the CEO earns a bonus, he shall also be granted five-year stock options to purchase twice the number of shares earned. Each such option is to be exercisable at a price per share equal to the fair market value of a share on the date of grant or 110% of the fair market value if the CEO is a 10% or greater stockholder on the date of grant. The options shall vest and become exercisable to the extent of one-third of the shares covered at the end of each of the first three years following the date of grant, but shall only be exercisable while the CEO is employed by Milestone or within 30 days after the termination of his employment.

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In accordance with the employment contract, as of September 30, 2009 and January 1, 2008, 676,676 shares and 504,639 shares of common stock are to be paid out at the end of the contract in settlement of $925,000 as December 31, 2009 and $700,000 as of December 31, 2008 of accrued deferred compensation and, accordingly, such shares have been classified in stockholders’ equity with the common shares classified as to be issued.
Milestone entered into an agreement with Ms. Bernhard, as Chairman, effective October 1, 2009. The term of the contract is for a nine month period ending on June 30, 2010. Under this agreement she will serve as Chairman and receive a base compensation of $190,000 per year for managing our investor relation program, payable $5,000 per month in cash starting in January 2010 and the remainder in stock issued at the closing price on September 1, 2009. 84,783 shares were issued in September 2009.
Objective of Executive Compensation Program
The primary objective of the executive compensation program is to attract and retain qualified, energetic managers who are enthusiastic about the mission and culture. A further objective of the compensation program is to provide incentives and reward each manager for their contribution. In addition, Milestone strives to promote an ownership mentality among key leadership and the Board of Directors.
The Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board of Directors, the annual compensation procedures for the Named Executive Officers.
The compensation program is designed to reward teamwork, as well as each manager’s individual contribution. In measuring the Named Executive Officers’ contribution, the Compensation Committee considers numerous factors including the growth, strategic business relationships and financial performance. Regarding most compensation matters, including executive and director compensation, the management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. Milestone does not currently engage any consultant to advice on executive and/or director compensation matters.
Stock price performance has not been a factor in determining annual compensation because the price of Milestone’s common stock is subject to a variety of factors outside of the control. Milestone does not have an exact formula for allocating between cash and non-cash compensation.
Annual chief executive officer compensation consists of a base salary component and periodic stock option grants. It is the Compensation Committee’s intention to set totals for the chief executive officer for cash compensation sufficiently high enough to attract and retain a strong motivated leadership team, but not so high that it creates a negative perception with the other stakeholders. The chief executive officer receives stock option grants under the stock option plan. The number of stock options granted to the executive officer is made on a discretionary rather than a formula basis by the Compensation Committee. The chief executive officer’s current and prior compensation is considered in setting future compensation. In addition, Milestone reviews the compensation practices of 28 other companies. To some extent, the compensation plan is based on the market and the companies that compete for executive management. The elements of the plan (e.g., base salary, bonus and stock options) are similar to the elements used by many companies. The exact base pay, stock option grant, and bonus amounts are chosen in an attempt to balance the competing objectives of fairness to all stakeholders and attracting/retaining executive managers.

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Outstanding Equity Awards at December 31, 2009
The following table includes certain information with respect to the value of all unexercised options previously awarded to our Named Executive Officers. There were no outstanding stock awards at December 31, 2009.

	2009 Options Awards	2009 Options Awards
	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised	Option Exercise	Option Expiration
Name	Options Exercisable	Options Unexercisable	Price ($)	Date
Leonard Osser	84,388	168,776	$1.74	12/17/2014
Joseph D’Agostino	—	60,000	$0.40	03/31/2014
	—	50,000	$1.15	09/01/2014
	—	50,000	$1.15	12/28/2014
	10,548	21,098	$1.58	12/17/2014
Compensation of Directors
Milestone paid no cash or stock based compensation to its directors in 2009. The following table provides compensation information for the year ended December 31, 2009 for each of the independent directors. Milestone does not pay any directors’ fees. Directors are reimbursed for the costs relating to attending board and committee meetings.
Director Compensation

	2009
Name	Option Awards (1)
Leonard M. Schiller	$13,750	(2)
Jeffrey Fuller	$13,750	(2)
Leslie Bernhard	$13,750	(2)
Pablo Felipe Serna Cardenas	$13,750	(2)

(1)	Amounts are calculated using the provisions of FASB ASC 718.

(2)	On June 4, 2009, each of Milestone’s independent directors was awarded options exercisable for 25,000 shares of common stock at $0.55 per share.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Milestone’s officers and directors, and persons who own more than ten percent (10%) of a registered class of Milestone’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish Milestone with copies of all Section 16(a) forms they file.
To the best of Milestone’s knowledge, based solely on review of the copies of such forms furnished to Milestone, or written representations that no other forms were required, Milestone believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) shareholders were complied with during 2009.
Certain Relationships and Related Transactions
On June 28, 2007 the Company secured a $1 million line of credit from a stockholder. This borrowing was amended to $1,300,000 as of September 30, 2008 under the same terms and conditions as the original. Borrowings bear interest at 6% per annum, with one year’s interest at 1% payable in advance on each draw. Monies may be drawn by Milestone under the line in multiples of $100,000 upon 5 days written notice to the stockholder from either Milestone’s Chief Executive Officer or Chief Financial Officer. Monies under the line in excess of $1,000,000 may be drawn in multiples of $25,000. Borrowings may be prepaid at any time in multiples of $100,000, without penalty. All borrowings and interest thereon must be repaid by June 30, 2010, and after the expiration date of the line, may be repaid by Milestone in cash or, at its option, in shares of common stock valued at the lower of $2.00 per share or 80% of the average closing price of its shares during the 20 trading days ending with December 31, 2008. At December 31, 2008, the conversion price at 80% of the average closing price of the Company’s stock

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was $0.26 per share. After December 31, 2008, and before June 30, 2010, the lender may convert all or any part of the then outstanding balance and interest thereon into shares of Common Stock at $4.00 per share. Three year warrants exercisable at $5.00 per share, in an amount determined by dividing 50% of the amount borrowed by $5.00 will be issued on each drawdown. There is no facility fee on the line. The warrants have been valued as of each draw down using the Black-Scholes model and are reflected as a discount against the debt incurred under this line of credit. At December 31, 2008 the remaining balance of debt discount was $52,530. The full amount of the line of credit and amendment, $1.3 million, has been drawn at September 30, 2008. This borrowing was amended to $1,300,000 as of September 30, 2008 under the same terms and conditions as the original borrowing. In December 2009, the Company converted the $1.3 million Line of Credit into 822,785 shares of Common Stock at a price of $1.58 per share. Additionally, the interest due on this note is payable over a two year period (quarterly payments of $23,000). The Company borrowed an additional $450,000 from the same shareholder in 2008. The borrowing was originally on short term loan with a maturity date of January 19, 2009. In December 2008, this borrowing was refinanced with the shareholder with a due date of June 30, 2012. The borrowing includes a twelve percent interest rate, interest compound quarterly, with interest and principle due at the maturity. Further, the note provides for the issuance of warrants to the stockholder that is exercisable for five years at the price of $0.32 per share for 45,000 shares of stock. The warrants were valued using the Black-Scholes model and are reflected as a discount against the debt. The Company did not have any other related party transactions pursuant to Item 404 of Regulation S-K of the Exchange Act. Milestone have adopted a policy that, in the future, the Audit Committee must review all transactions with any officer, director or 5% stockholder.
AUDIT COMMITTEE REPORT
The Audit Committee’s purpose is to assist the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our independent auditors’ qualifications and independence, and (iv) the performance of our internal audit function and independent auditors to decide whether to appoint, retain or terminate our independent auditors, and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and to prepare this Report.
Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
The Audit Committee reviewed our audited financial statements for the year ended December 31, 2009, and met with management to discuss such audited financial statements. The Audit Committee has discussed with our independent accountants, Holtz Rubenstein Reminick LLP, the matters required to be discussed pursuant to Statement on Accounting Standards No. 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Holtz Rubenstein Reminick LLP required by the Independence Standards Board Standard No. 1, as may be modified or supplemented. The Audit Committee has discussed with Holtz Rubenstein Reminick LLP its independence from Milestone and its management. Holtz Rubenstein Reminick LLP had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Milestone Annual Report on Form 10-K.
Submitted by the Audit Committee
Jeffrey Fuller
Leonard Schiller
Pablo Felipe Serna Cardenes
ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
(Item 2 on the Proxy Card)

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Holtz Rubenstein Reminick LLP has been our independent auditor since September 2007. Their audit report appears in our annual report for the fiscal year ended December 31, 2009. A representative of Holtz Rubenstein Reminick LLP will be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
Selection of the independent accountants is not required to be submitted to a vote of our stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint Holtz Rubenstein Reminick LLP to serve as independent auditors to conduct an audit of Milestone’s accounts for the 2010 fiscal year. However, the Board is submitting this matter to Milestone’s stockholders as a matter of good corporate practice. If the stockholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain Holtz Rubenstein Reminick LLP, and may retain that firm or another without re-submitting the matter to the stockholders. Even if stockholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Milestone and the stockholders.
Audit Committee Matters and Fees Paid to Independent Auditors
Audit Fees
Milestone incurred audit and financial statement review fees totaling $148,119 and $137,975, respectively from Holtz Rubenstein Reminick LLP, the principal accountant for 2009 and 2008.
Audit-Related Fees
There were no audit related fees from our principal accountant Holtz Rubenstein Reminick LLP in 2009 and 2008.
Tax Fees
There were no fees for services related to tax compliance, tax advice and tax planning billed by our principal accountants in 2009 and 2008.
All Other Fees
There were no other fees billed during 2009 and 2008 by Milestone’s principal accountant.
Audit Committee Administration of the Engagement
The engagement with Holtz Rubenstein Reminick LLP, the principal accountants, was approved in advance by the Board of Directors and the Audit Committee. There were no non-audit or non-audit related services were approved by the Audit Committee in 2009.
Audit Committee Pre-Approved Policies and Procedures
The Audit Committee will pre-approve audit services and non-audit services to be provided by the Company’s independent auditors before the accountant is engaged to render these services. The Audit Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting.

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Recommendation of the Board of Directors
The Board of Directors recommends that the stockholders vote FOR advisory approval of the appointment of the independent auditor.
OTHER BUSINESS
As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the 2010 Annual Meeting other than the items referred to above. If any other matter is properly brought before the 2010 Annual Meeting for action by stockholders, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

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ADDITIONAL INFORMATION
Householding
The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report, please address your request for delivery of the Proxy Statement and/or Annual Report to Joseph D’Agostino, Chief Financial Officer, Milestone Scientific Inc., 45 Knightsbridge Road, Piscataway, New Jersey 08854.
Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders
Stockholders interested in presenting a proposal for consideration at the Annual Meeting of stockholders in 2010 must follow the procedures found in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s 2011 proxy materials, all qualified proposals must be received by our Corporate Secretary no later than December 17, 2010. A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by March 26, 2011. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal. Stockholder proposals should be addressed to our Chief Financial Officer, Milestone Scientific Inc., 45 Knightsbridge Road, Piscataway, New Jersey 08854.
EVERY STOCKHOLDER, WHETHER OR NOT HE OR SHE EXPECTS TO ATTEND THE ANNUAL MEETING IN PERSON, IS URGED TO EXECUTE THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.
Electronic Availability of Proxy Statement and Annual Report
As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report available to stockholders electronically via the Internet on the Company’s website at https://materials.proxyvote.com/59935P. On April 16, 2010, will begin mailing to our stockholders a notice containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received this notice, you will not receive a printed copy of the proxy materials unless you requested it by following the instructions for requesting such materials contained on the notice or set forth in the following paragraph.
If you received a paper copy of this proxy statement by mail and you wish to receive a notice of availability of next year’s proxy statement either in paper form or electronically via e-mail, you can elect to receive a paper notice of availability by mail or an e-mail message that will provide a link to these documents on our website. By opting to receive the notice of availability and accessing your proxy materials online, you will save the Company the cost of producing and mailing documents to you reduce the amount of mail you receive and help preserve environmental resources. Registered stockholders may elect to receive electronic proxy and annual report access or a paper notice of availability for future annual meetings by registering online at www.proxyvote.com. If you received electronic or paper notice of availability of these proxy materials and wish to receive paper delivery of a full set of future proxy materials, you may do so at the same location. Beneficial or “street name” stockholders who wish to elect one of these options may also do so at www.proxyvote.com. Please enter your 12 digit control number located on the proxy card or notice.

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We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 including the financial statements and financial statement schedules included therein. All such requests should be directed to Joseph D’Agostino, Chief Financial Officer, Milestone Scientific Inc., 45 Knightsbridge Road, Piscataway, New Jersey 08854.

By order of the Board of Directors

Leslie Bernhard
Chairman of the Board
Piscataway, New Jersey
April 15, 2010

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